                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------


                                  FORM 8-K/A-1

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: August 13, 1996
                                         ---------------
                        (Date of earliest event reported)


                              NCS HEALTHCARE, INC.
                              --------------------
             (Exact name of Registrant as specified in its charter)


       Delaware                          0-027602              34-1816187
----------------------------           -----------          -----------------
(State or other jurisdiction           (Commission           (I.R.S. employer
     of incorporation)                 file number)          identification no.)



        3201 Enterprise Parkway, Suite 220, Beachwood, Ohio   44122
--------------------------------------------------------------------------------
      (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code            (216) 514-3350
                                                              --------------

         The undersigned Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated August 13, 1996 as set forth in the pages attached hereto:

         "Item 7. Financial Statements, Pro Forma Financial Information and Exhibits" is hereby amended and restated to include historical and pro forma financial information required in connection with the acquisition of Thrifty Medical Systems by the Registrant.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
----------------------------------------------------------------------------

(a)      Financial Statements of Businesses Acquired.
         --------------------------------------------

         Thrifty Medical Systems Financial Statements
         Report of Independent Auditors
         Combined Balance Sheet at June 30, 1996
         Combined Statement of Income for the year ended June 30, 1996 Combined Statement of Cash Flows for the year ended June 30, 1996 Notes to Combined Financial Statements

 (b)     Pro Forma Financial Information.
         --------------------------------

         Pro Forma Consolidated Balance Sheet

         Pro Forma Consolidated Statement of Income

(c)      Exhibits.
         ---------

                                                                                                  Sequential
Exhibit No.                         Description                                                   Page No.
-----------                         -----------                                                   --------
     2.1              Asset  Purchase  Agreement,  dated  August  13,  1996,  by and  among       *
                      Thrifty Medical of Tulsa, L.L.C., an Oklahoma limited
                      liability company, Willis V. Smith, Charles Oliver
                      and NCS HealthCare of Oklahoma, Inc., an Oklahoma
                      corporation.
     2.2              Agreement of Merger,  dated August 13, 1996,  by and among  Northside       *
                      Pharmacy,  Inc., an Oklahoma  corporation,  Willis V. Smith,  Charles
                      Oliver,  the Willis Vernon Smith  Unitrust Dated August  8, 1996, NCS
                      HealthCare  of  Oklahoma,  Inc.,  an  Oklahoma  corporation,  and the
                      Registrant.
     2.3              Stock Purchase  Agreement,  dated  August 13,  1996, by and among the       *
                      Willis Vernon Smith Unitrust Dated  August 8,  1996,  Charles Oliver,
                      Willis V. Smith and the Registrant.
    99.1              Employment  Agreement,  dated as of  August 13,  1996, by and between       *
                      NCS  HealthCare  of  Oklahoma,  Inc.,  an Oklahoma  corporation,  and
                      Willia V. Smith.

                                                                                                  Sequential
Exhibit No.                         Description                                                   Page No.
-----------                         -----------                                                   --------

    99.2              Employment  Agreement,  dated as of  August 13,  1996, by and between       *
                      NCS  HealthCare  of  Oklahoma,  Inc.,  an Oklahoma  corporation,  and
                      Charles Oliver.
    99.3              Employment  Agreement,  dated as of  August 13,  1996, by and between       *
                      NCS HealthCare of Oklahoma, Inc., an Oklahoma
                      corporation, and Gail Benjamin.
----------------------------

*        Previously filed.

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            NCS HEALTHCARE, INC.



                                   By:       /s/Jeffrey R. Steinhilber
                                            --------------------------
                                            Jeffrey R. Steinhilber,
                                            Senior Vice President and
                                            Chief Financial Officer




Date:  October 21, 1996

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders of
NCS HealthCare, Inc.

     We have audited the accompanying combined balance sheet of Thrifty Medical Systems (Systems) as of June 30, 1996, and the related combined statements of income and cash flows for the year then ended. These financial statements are the responsibility of Systems' management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Thrifty Medical Systems at June 30, 1996, and the combined results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Cleveland, Ohio
August 26, 1996

                            THRIFTY MEDICAL SYSTEMS

                             COMBINED BALANCE SHEET

                                 JUNE 30, 1996

                                     ASSETS

CURRENT ASSETS
  Cash and cash equivalents....................................................    $    1,560
  Accounts receivable, less allowance for doubtful accounts of $327,300........     2,529,786
  Inventories, less obsolescence reserve of $125,000...........................       967,536
  Deferred income taxes........................................................       135,500
  Other........................................................................         5,753
                                                                                   ----------
Total current assets...........................................................     3,640,135
PROPERTY AND EQUIPMENT
  Fixtures and equipment.......................................................     1,275,222
  Land, building and improvements..............................................       363,545
  Vehicles.....................................................................       440,684
                                                                                   ----------
                                                                                    2,079,451
  Less accumulated depreciation................................................       916,449
                                                                                   ----------
                                                                                    1,163,002
                                                                                   ----------
TOTAL ASSETS...................................................................    $4,803,137
                                                                                   ==========

                            See accompanying notes.

                            THRIFTY MEDICAL SYSTEMS

                             COMBINED BALANCE SHEET

                                 JUNE 30, 1996

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable.............................................................    $  658,323
  Accrued payroll..............................................................        63,736
  Income taxes payable.........................................................       356,100
  Accrued expenses and other...................................................        36,004
  Notes payable to principal shareholders......................................       352,236
  Current portion of long-term debt............................................     1,567,935
                                                                                   ----------
          Total current liabilities............................................     3,034,334
Long-term debt, excluding current portion......................................       406,649
STOCKHOLDERS' EQUITY
  Common stock, no par value; 500 shares authorized, issued and outstanding....           500
  Retained earnings............................................................     1,361,654
                                                                                   ----------
                                                                                    1,362,154
                                                                                   ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.....................................    $4,803,137
                                                                                   ==========

                            See accompanying notes.

                            THRIFTY MEDICAL SYSTEMS

                          COMBINED STATEMENT OF INCOME

                            YEAR ENDED JUNE 30, 1996

Revenues......................................................................    $10,985,666
Cost of revenues..............................................................      5,800,923
                                                                                  -----------
Gross profit..................................................................      5,184,743
Selling, general and administrative expenses..................................      4,475,562
                                                                                  -----------
Operating income..............................................................        709,181
Interest expense..............................................................        159,265
                                                                                  -----------
Income before income taxes....................................................        549,916
Income tax expense............................................................        220,600
                                                                                  -----------
Net income....................................................................    $   329,316
                                                                                  ===========

                            See accompanying notes.

                            THRIFTY MEDICAL SYSTEMS

                        COMBINED STATEMENT OF CASH FLOWS

                            YEAR ENDED JUNE 30, 1996

OPERATING ACTIVITIES
Net income....................................................................    $   329,316
  Depreciation................................................................        278,256
  Provision for doubtful accounts.............................................        356,793
  Provision for inventory obsolescence reserve................................         43,000
  Deferred income taxes.......................................................        (23,200)
  Changes in operating assets and liabilities:
     Accounts receivable......................................................       (868,867)
     Inventories..............................................................       (344,099)
     Other assets.............................................................            565
     Accounts payable.........................................................         27,461
     Accrued payroll and income taxes payable.................................         18,245
     Income taxes payable.....................................................        243,800
     Accrued expenses and other...............................................         34,243
                                                                                  -----------
Net cash provided by operating activities.....................................         95,513
INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment........................       (358,562)
                                                                                  -----------
Net cash used in investing activities.........................................       (358,562)
FINANCING ACTIVITIES
Proceeds from additional debt.................................................        651,030
Repayments of debt............................................................       (390,404)
                                                                                  -----------
Net cash provided by financing activities.....................................        260,626
                                                                                  -----------
Net decrease in cash and cash equivalents.....................................         (2,423)
Cash and cash equivalents at beginning of year................................          3,983
                                                                                  -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR......................................    $     1,560
                                                                                  ===========
INTEREST PAID.................................................................    $   159,265
                                                                                  ===========
TAXES PAID....................................................................    $         0
                                                                                  ===========

                            See accompanying notes.

                            THRIFTY MEDICAL SYSTEMS

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                            YEAR ENDED JUNE 30, 1996

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

     Thrifty Medical of Tulsa, LLC which is a limited liability company, Northside Pharmacy, Inc., a C Corporation, and Thrifty Medical Supply, Inc., a C Corporation are under common control and are combined as Thrifty Medical Systems (Systems). All entities operate in one business segment providing a broad range of health care services primarily to long-term care, assisted living facilities and other institutional settings. These services include pharmacy, pharmacy consulting, infusion therapy and home care services.

     On August 13, 1996 NCS Healthcare, Inc. purchased substantially all of the assets of Thrifty Medical Supply of Tulsa, LLC and all of the outstanding stock of Northside Pharmacy, Inc. and Thrifty Supply, Inc.

REVENUE RECOGNITION

     Revenue is recognized when products or services are provided to the customer. A significant portion of Systems' revenues from sales of pharmaceutical and medical products are reimbursable from third-party payors (principally Medicaid and Medicare). Systems monitors its receivables from these reimbursement sources under policies established by management and reports such revenues at the net realizable amount expected to be received from these third-party payors. In addition, an allowance for doubtful accounts is provided for the estimated losses that will be incurred in the collection of outstanding accounts receivable balances. Estimated losses are based on a review of the current status of outstanding accounts receivable balances.

CASH EQUIVALENTS

     Systems considers all investments in highly liquid instruments with original maturities of three months or less at the date purchased to be cash equivalents. Investments in cash equivalents are carried at cost which approximates market value.

INVENTORIES

     Inventories consist primarily of purchased pharmaceuticals and medical supplies and are stated at the lower of cost or market, determined using primarily the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

     Property and equipment are on the basis of cost. Depreciation (including amortization of capital leased assets) on property and equipment is computed using an accelerated method for all property and equipment over the estimated useful lives of the assets or lease period, whichever is less.

INCOME TAXES

     Systems follows Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. This accounting standard requires that the liability method be used in accounting for income taxes. Under this accounting method, deferred income taxes are determined based on the differences between the financial reporting basis and the tax basis of assets and liabilities and are measured using the enacted tax rates and laws that apply in the periods in which the deferred income tax asset or liability is expected to be realized or settled.

                            THRIFTY MEDICAL SYSTEMS

USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results can differ from these estimates.

2.  LONG-TERM DEBT

     Long-term debt consists of the following:

     Notes payable due in monthly installments through October,
       1998 at interest rates ranging from 8.49% to 10.25%..................  $  828,199
     9.5% notes payable due in monthly installments through
       January, 2000........................................................     681,238
     Credit facility up to $100,000 at 9.5% due July, 1996..................      96,000
     8.0% notes payable due in October, 1996................................      22,442
     Various capital lease agreements due in monthly installments through October, 1996 at interest rates ranging from 9.25% to
       10.25%...............................................................     331,354
     Other..................................................................      15,351
                                                                              ----------
     Total long-term debt...................................................   1,974,584
     Less: current portion..................................................   1,567,935
                                                                              ----------
     LONG-TERM PORTION......................................................  $  406,649
                                                                              ==========

     The future maturities of long-term debt are as follows:

Fiscal Years Ending June 30:
     1997.............................................  $1,567,935
     1998.............................................     247,220
     1999.............................................     101,303
     2000.............................................      58,126
                                                        ----------
                                                        $1,974,584
                                                        ==========

3.  INCOME TAX EXPENSE

     Income tax expense for the year ended June 30, 1996 consists of:

                                                           CURRENT     DEFERRED     TOTAL
                                                           --------    --------    --------
     Federal.............................................  $204,800    $(18,600)   $186,200
     State...............................................    39,000      (4,600)     34,400
                                                           --------    --------    --------
                                                           $243,800    $(23,200)   $220,600
                                                           ========    ========    ========

     Systems' deferred income tax asset is due to the temporary effects of the allowance for doubtful accounts and accrued expenses.

     The differences between the statutory federal income tax rate of 34% and the effective income tax rate of 40% is due primarily to state income taxes, net of federal benefit.

                            THRIFTY MEDICAL SYSTEMS

4.  OPERATING LEASES

     Systems is obligated under several operating leases primarily for real estate and machinery. Future minimum lease payments under noncancelable operating leases as of June 30, 1996 are as follows:

Year Ending June 30:
     1997.............................................  $ 66,683
     1998.............................................    45,472
     1999.............................................    26,202
     2000.............................................       660
     2001.............................................       660
                                                        --------
                                                        $139,677
                                                        ========

     Rent expense for Systems was $198,123 for the year ended June 30, 1996.

5.  RELATED PARTY TRANSACTIONS

     Systems leases certain primary operating facilities from its principal shareholder under a month-to-month operating lease agreement. Systems paid the principal shareholder $59,300 of rent expense for the year ended June 30, 1996.

     Systems has non-interest bearing demand notes payable to its principal shareholders amounting to $352,236 at June 30, 1996.

6.  401(K) PLAN

     Systems maintains a 401(k) plan covering all eligible employees which allows for both employer and employee contributions. Systems' contributions to the plan and related expense recorded approximated $6,000 for the year ended June 30, 1996.

                      PRO FORMA CONSOLIDATED FINANCIAL DATA

                  The following unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1996 and Consolidated Statement of Income for the year ended June 30, 1996 are based on the historical consolidated financial statements of the Company. The Consolidated Balance Sheet is adjusted to give effect to acquisitions completed subsequent to June 30, 1996 and prior to August 28, 1996, and to the sale of 3,650,000 shares of Class A Common Stock by the Company pursuant to a registered public offering in September 1996 and the application of the estimated net proceeds therefrom as if these events had occurred on June 30, 1996, but does not give effect to borrowings of approximately $3.1 million occurred subsequent to August 28, 1996. The Pro Forma Consolidated Statement of Income is adjusted to give effect to the completion of acquisitions completed subsequent to June 30, 1995 and prior to August 28, 1996, and to the sale by the Company in February 1996 of 4,476,000 shares of Class A Common Stock and the application of net proceeds therefrom as if these events had occurred as of July 1, 1995. The Pro Forma Consolidated Statements of Income combine the historical operations of the Company with the historical operations of the acquired businesses prior to the dates the Company made such acquisitions, using the purchase method of accounting. The pro forma operating results are not necessarily indicative of the operating results that would have been achieved had the acquisitions actually occurred at July 1, 1995. These Pro Forma Consolidated Financial Statements are based on the assumptions set forth in the notes to such statements.

                    PRO FORMA CONSOLIDATED BALANCE SHEET (1)
                                  JUNE 30, 1996
                                 (IN THOUSANDS)


                                    ASSETS

                                        Historical NCS                                                         Pro Forma
                                         HealthCare and     Acquired                   Offering Pro Forma         as
                                          Subsidiaries   Companies (A)     Pro Forma      Adjustments(B)       Adjusted
                                          ------------   -------------     ---------      --------------       --------
Current assets:
   Cash and cash equivalents..........    $ 21,460         $(17,892)       $  3,568        $102,892            $106,460
   Accounts receivable, net...........      27,762             5,200         32,962             ---              32,962
   Inventories........................       7,487             2,763         10,250             ---              10,250
   Prepaid expenses and other assets..       2,484               205          2,689             ---               2,689
                                           -------          --------        -------         -------             -------
     Total current assets.............      59,193           (9,724)         49,469         102,892             152,361
Property, plant and equipment, net....      10,283             2,727         13,010             ---              13,010
Goodwill, net.........................      39,101            26,930         66,031             ---              66,031
Other assets, net.....................       2,091             1,309          3,400                               3,400
                                           -------          --------        -------         -------             -------
   Total assets.......................    $110,668         $  21,242       $131,910        $102,892            $234,802
                                           =======          ========        =======         =======             =======

                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable...................    $  4,968            $  719       $  5,687          $  ---            $  5,687
   Accrued expense and other current
     liabilities......................       5,088             1,639          6,727             ---               6,727
   Current portion of long term debt..         801             5,196          5,997         (4,000)               1,997
                                          --------          --------        -------         -------             -------
     Total current liabilities........      10,857             7,554         18,411         (4,000)              14,411
Long-term debt, excluding current
   portion............................       1,961             3,088          5,049             ---               5,049
Convertible subordinated debentures...       6,549               ---          6,549             ---               6,549
Minority interests....................         201               ---            201             ---                 201
Stockholders' equity:
   Preferred stock....................         ---               ---            ---             ---                 ---
   Common Stock, par value $.01 per
    share:
    Class A...........................          56                 3             59              39                  98
    Class B...........................          66               ---             66             (3)                  63
   Paid-in capital....................      84,907            10,597         95,504         106,856             202,360
   Retained earnings..................       6,071               ---          6,071             ---               6,071
                                          --------          --------       --------        --------            --------
    Total stockholders' equity........      91,100            10,600        101,700         106,892             208,592
                                          --------          --------       --------        --------            --------
    Total liabilities and
     stockholders' equity.............    $110,668          $ 21,242       $131,910        $102,892            $234,802
                                          ========          ========       ========        ========            ========
-----------------

(1)  See accompanying Notes to Pro Forma Consolidated Balance Sheet.

                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1996

(A) Reflects acquisitions completed subsequent to June 30, 1996 and prior to August 28, 1996 by the Company, all of which were accounted for under the purchase method, at an aggregate purchase price of $36,705,000.

(B) Reflects the sale of the 3,650,000 shares of Class A Common Stock by the Company pursuant to a registered public offering in September 1996 and the receipt and application of the proceeds therefrom as follows:

                                 (IN THOUSANDS)
                                 --------------

             Gross proceeds from the offering....................     $113,150
                  Underwriting discounts and commissions.........       (5,658)
             Estimated expenses of the offering..................         (600)
                                                                       -------
             Net proceeds .......................................      106,892
             Repayment of notes payable..........................       (4,000)
                                                                       -------
             Net increase in cash and cash equivalents...........     $102,892
                                                                       =======

Also reflects the conversion, by certain Selling Stockholders, of 196,268 shares of Class B Common Stock into an equal number of shares of Class A Common Stock in connection with the registered public offering.

                 PRO FORMA CONSOLIDATED STATEMENT OF INCOME (1)
                            YEAR ENDED JUNE 30, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                 HISTORICAL
                                                  ----------------------------------
                                                   NCS HEALTHCARE         ACQUIRED       PRO FORMA           PRO
                                                  AND SUBSIDIARIES      COMPANIES(B)    ADJUSTMENTS         FORMA
                                                  ----------------      ------------    -----------         -----

Revenues....................................          $113,281             $64,255       $  ---             177,536
Cost of revenues............................            82,415              48,430          ---             130,845
                                                     ---------             -------       ------            --------
Gross profit................................            30,866              15,825          ---              46,691
Selling, general and administrative
  expenses..................................            22,236              11,132          381(C)           33,749
Special compensation........................             2,811(A)              ---          ---               2,811
                                                         -----             -------       ------            --------
Operating income (loss).....................             5,819               4,693         (381)             10,131
Interest expense............................            (2,282)               (567)       1,244(D)           (1,605)
Interest income.............................               671                 ---         (671)(D)             ---
                                                       -------             -------       -------           --------
Income before income taxes..................             4,208               4,126          192               8,526
Income tax expense..........................             1,852               1,814           84               3,750
                                                         -----             -------       ------            --------
Net income..................................            $2,356             $ 2,312       $  108            $  4,776
                                                        ======             =======       ======            ========
Net income per share........................           $  0.26                                             $   0.38
                                                       =======                                             ========
Shares used in the computation..............             8,971                                               12,695
                                                         =====                                             ========

-------------------

(1) See accompanying Notes to Pro Forma Consolidated Statement of Income

               NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                            YEAR ENDED JUNE 30, 1996
                                 (IN THOUSANDS)

(A) Represents a one-time, non-recurring charge in connection with the termination of performance incentive agreements with prior owners of certain acquired companies.

(B) The historical statement of income data for the acquired companies for the year ended June 30, 1996 represents the results of operations of such companies from July 1, 1995 to the earlier of their respective dates of acquisition or June 30, 1996. Each of the acquisitions has been accounted for as a purchase. Accordingly, the results of the operations of each such acquired company are included in the Company's results of operations from the date of acquisition. The table below presents the details of the historical operations of the acquired companies.

             The details of the historical operations of the acquired companies for the periods from July 1, 1995 to the earlier of their respective dates of acquisition or June 30, 1996 are as follows:


                                                                                ACQUIRED COMPANY
                                                                                (DATE OF ACQUISITION)
                                           --------------------------------------------------------------------------------
                                           Uni-Care          IPAC       Thrifty         Others         Others
                                           (May 15,      (August 1,   (August 13,      (Fiscal         (Fiscal
                                             1996)         1996)         1996)         1996)           1997)         Total
                                          -----------  ------------- -------------     ------          ------        -----

STATEMENT OF OPERATIONS DATA:
Revenues................................    $14,500        $13,829       $11,627        $12,821        $11,478      $64,255
Cost of revenues........................     11,165         10,164         8,604          9,919          8,578       48,430
                                             ------         ------        ------         ------         ------       ------
Gross profit............................      3,335          3,665         3,023          2,902          2,900       15,825
Selling, general and
   administrative expenses..............      2,300          3,079         1,789          1,618          2,346       11,132
                                              -----         ------        ------         ------         ------       ------
Operating income........................      1,035            586         1,234          1,284            554        4,693
Interest expense........................        ---            324           159             80              4          567
                                             ------         ------        ------         ------         ------       ------
Income before income taxes..............      1,035            262         1,075          1,204            550        4,126
Income tax expense......................        455            115           473            529            242        1,814
                                             ------         ------        ------         ------         ------       ------
Net income..............................     $  580         $  147       $   602        $   675        $   308      $ 2,312
                                             ======         ======       =======        =======        =======      =======


(C) The adjustment to selling, general and administrative expenses consists of (i) a reduction of $1,012 to acquired companies' historical amounts of compensation for owners and certain employee benefits for the difference between such historical amounts and amounts specified in the post-acquisition employment contracts for such individuals and continuing benefit programs and (ii) a $1,393 adjustment to increase amortization of the excess of cost over the fair value of net assets of the acquired companies, using a 30-year amortization schedule.

(D) The adjustments reflect the reduction in interest expense and the elimination of interest income, had the entire net proceeds of approximately $67.0 million from the Company's initial public offering in February 1996 been used to reduce certain outstanding indebtedness and to fund the acquisitions, as if such offering had occurred on July 1, 1995.

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